Professional Services and Development Contract No. 1000003770

This Professional Services Contract (hereinafter the "Contract") entered into on the 11th day of October, 2001 by and between Preferred Voice, Inc., a Delaware corporation with its principal place of business at 6500 Greenville Avenue, Suite 570, Dallas, TX 75206 (hereinafter referred to as "PVI" or "VENDOR") and VeriSign, Inc., a Delaware corporation with its principal place of business at 1350 Charleston Road, Mountain View, CA 94043 (hereinafter referred to as "VeriSign").

WHEREAS, VeriSign desires to utilize the professional services of VENDOR and VENDOR desires to provide those services.

NOW, THEREFORE in consideration of the mutual covenants and obligations contained herein VENDOR and the VeriSign do mutually agree as follows:

I . DEFINITIONS

         1.1 Deliverables - shall mean all Software, Documentation, and other materials developed for or delivered to VeriSign by PVI under this Agreement.

         1.2 Derivative Work - shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other  form in which  such  preexisting  works may be  recast, transformed. or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

         1.3 Documentation - shall mean user manuals and other written materials that relate to particular Software, including materials useful for design (for example, logic manuals, flow charts, and principles of operation).


         1.4 Intellectual Property Rights - shall mean all rights, title, and interest in, to, and under any and all: (i) registered and unregistered copyrights and trademarks; (ii) patents, patent applications, and patentable ideas and/or improvements; (iii) trade secrets, proprietary information, and know-how; (iv) license rights relating to intangible property, and any other proprietary rights; and (v) all divisions, continuations, reissues, renewals, and extensions thereof now existing or hereafter filed, issued, or acquired.

         1.5 Pre-existing Work - shall mean all software, hardware and development methods existing and owned prior to the Effective Date of this Agreement and shall include, for VENDOR, regional databases developed by VENDOR used in connection with the PVI Business Connect System, and for VeriSign, the Global Voice Registry System.

         1.6 PVI Business Connect System - refers to the system used by PV1 to deliver Preferred Voice business connect services pursuant to Task Order 1 of the Statement of Work, attached hereto as Exhibit A.

         1.7 VeriSign Voice Registry System - refers individually and collectively to all of the databases, servers, equipment, software, protocols, system architecture and design, specifications, templates, documents, rules and methodologies that comprise the system developed by VeriSign to provide a service the voice registry service that enables voice carriers (both wireless and landline) to offer voice dialing services to consumers.

2.       PERFORMANCE

         The parties acknowledge that VENDOR is an independent contractor and not an employee of VeriSign. VENDOR, acting as an independent contractor and not as an agent, representative, or employee of VeriSign, shall hire, pay and provide the necessary personnel and shall otherwise do all things necessary or incident to provide professional services as more specifically outlined in the Statement of Work, which is attached hereto as Exhibit A and incorporated herein by reference. VeriSign assumes no liability or responsibility for VENDOR personnel. VENDOR will: (i) ensure it and its personnel are in compliance with all laws, regulations, ordinances and licensing requirements; (ii) be responsible for the supervision, control, compensation, withholdings, health and safety of VENDOR personnel; (iii) ensure VENDOR personnel performing any services hereunder on VeriSign's premises comply with any VeriSign "on premises guidelines" as the same may be provided to VENDOR from time to time; and (iv) inform VeriSign if a former employee of VeriSign will be assigned work under this Contract, such assignment subject to VeriSign approval.

         VENDOR (and its agent(s) and/or employee(s), if any) hereto agrees and acknowledges that it is not entitled to participate in any of the benefit plans or programs that VeriSign now or hereafter maintains for its employees, including, but not limited to, VeriSign's employee stock purchase plan and stock incentive plan ("Stock Plans"). In the event that any state or federal court, or any local, state or federal government agency, division or other related government entity, shall determine that VENDOR (and its agent(s) and/or employee(s), if any) is considered an employee or common law employee of VeriSign, or if for any reasons VENDOR (and its agent(s) and/or employee(s), if any) were to become eligible to participate in any VeriSign sponsored benefit plans or programs, VENDOR (and its agent(s) and/or employee(s), if any) waives any right to participate, either retrospectively or prospectively, in VeriSign sponsored benefit plans or programs including, but not limited to, the Stock Plans. This waiver of any right to participate in VeriSign sponsored employee benefit programs represents a material component of the terms and compensation agreed to by these parties and is not in any way conditioned on any representation or assumption concerning status of VENDOR (and its agent(s) and/or employee(s), if any) with respect to VeriSign as employee, common law employee, consultant, independent contractor or temporary employee.

3.       TERM OF CONTRACT

         The term of this Contract shall commence on the date of execution of the Contract by the final party hereto and shall continue in full force and effect through September 19, 2002, unless sooner terminated as provided herein. This Contract may be extended by mutual agreement of the parties.

4.       TYPE OF CONTRACT

         Fixed Price

5.       CONTRACT AMOUNT

         The funded amount of this Contract is $ 0.00. Funding will be established by individual Task Order. VENDOR is not obligated to incur expenses or make commitments in excess of the amount stated in each Task Order, and VeriSign is not obligated to compensate VENDOR beyond the amount stated on each Task Order.

6.       COMPENSATION AND INVOICING

         Following the initial payment, VENDOR shall submit timely invoices not more frequently than once a month and upon VeriSign's acceptance of all deliverables, if applicable.

         VENDOR shall submit invoices to:
         VeriSign, Inc.
         21355 Ridgetop Circle
         Dulles, VA 20166
         Attention: Accounts Payable

         Invoices shall reference the Contract number. 1000003770

7.       PAYMENTS

         Payments will be made by VeriSign as outlined in Attachment I with the initial payment due upon agreement execution. and all subsequent payments due within 10 days after receipt of a correct invoice from VENDOR. Payments to VENDOR shall be sent to the remittance address set forth on VENDOR's invoice.

8.       INSURANCE.

         Without prejudice to VENDOR's liability to indemnify VeriSign as stated in the INDEMNIFICATION provision of this Contract, VENDOR shall procure, at its expense, and maintain for the duration of the Contract the insurance policies described below with financially responsible insurance companies,, with policy limits not less than those indicated below. Notwithstanding any provision contained herein, the VENDOR, and its employees, agents, representatives, consultants and lower-tier subcontractors and suppliers, are not insured by VeriSign, and are not covered under any policy of insurance that VeriSign has obtained or has in place.

              Special Provisions Applicable to VENDOR's Insurance coverage:

                  8.1 Additional Insured - VENDOR shall have all policies, except Workers' Compensation, endorsed to name VeriSign as an Additional Insured with respect to the work to be performed by the VENDOR.

                  8.2 Deductibles - Subject to the reasonable review and approval of VeriSign, VENDOR may arrange deductibles or self-insured retention as part of the required insurance coverage. However, it is expressly agreed that all deductibles or self-insured retention's are the sole responsibility of the VENDOR.

                  8.3 Adequacy of Insurance Limits - The insurance coverage limits stated below are minimum coverage requirements, not limits of liability, and shall not be construed in any way as VeriSign's acceptance of responsibility of the VENDOR.

                  8.4 Certificates of Insurance - Prior to commencement of any work under this Basic Ordering Agreement , the VENDOR shall furnish VeriSign with Certificates of Insurance, in a format acceptable to VeriSign. evidencing the insurance coverage required in this Contract and containing the following information:

                           o Identify VeriSign as an "Additional Insured" with respect to all policies except Workers' Compensation and employers' liability.

                           o State that the underwriters of the pertinent policies agree to provide VeriSign with at least 30 days prior written notice of any cancellation or material change in the coverage.

                                    COVERAGE

                               (a)  Workers'   Compensation   -  Insurance   for
                                    statutory   obligations   imposed   by   law
                                    including, where applicable,  coverage under
                                    United  States   Longshoremen's  and  Harbor
                                    Workers' Act and Jones Act. (if  applicable,
                                    Defense Base Act for those employees working on a U.S. Military installation outside of the United States).

                               (b) Employers Liability - Insurance with limits of $1,000,000 for bodily injury by accident and $1,000,000 for bodily injury by disease, including, if applicable, maritime coverage endorsement.

                               (c) Commercial General Liability - (Standard ISO occurrence form) - including products and completed operations coverage, full fire legal liability and contractual liability, with a per occurrence limit of $1,000,000.

                               (d) Business Auto Liability - Coverage for bodily injury and property damage liability for all owned, hired or non-owned vehicles, with an each accident limit of $1,000,000.

9.       PROPRIETARY RIGHTS.

         9.1 Ownership of Deliverables. Except as otherwise provided herein, VeriSign shall own all Deliverables and all elements thereof including, without limitation, revisions, enhancements and updates thereto, forms, images, audiovisual displays, text, and Software (in electronic or other documentary form) - made in the course of this Agreement, and all such material shall be considered work made for hire for VeriSign under United States copyright law (17 U.S.C. Section 101 et. seq.). VeriSign shall exclusively own all United States and international copyrights and all other Intellectual Property Rights in all elements of Deliverables. Excluding any Software owned by PVI, as set forth in section 9.2 and 9.3, PVI shall deliver software in source and object form. PVI shall have the full and complete responsibility to obtain any rights, licenses, clearances, releases or other permissions incorporated into the Deliverables as contemplated by this Agreement. VeriSign shall own the Global Voice Registry System and PVI shall have no right, title or interest in or to same.

                  9.1.1 Vesting of Rights. To the extent that title to any portion of the Deliverables contemplated by section
                           9.1 above may not, by operation of law, vest in VeriSign or such work(s) may not be considered works made for hire, all rights, title and interest therein are hereby irrevocably assigned to VeriSign. All materials so assigned shall belong exclusively to VeriSign, and VeriSign shall have the right to obtain and to hold in its own name, copyrights, registrations, or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. PVI shall give VeriSign and any person designated by VeriSign such reasonable assistance, at VeriSign's expense, as may be required to perfect the rights defined in this paragraph.

         9.2 Ownership of the PVI Business Connect System. PVI shall own the PVI Business Connect System and all elements thereof including, without limitation, revisions, enhancements and updates thereto, forms, images. audiovisual displays, text, and Software (in electronic or other documentary form). PVI shall exclusively own all United States and international copyrights and all other Intellectual Property Rights in all elements of the PVI Business Connect System.

         9.3      Pre-existing   Works.   The  Parties   shall  each  own  their
                  Pre-existing Works. In the event that any Deliverable constitutes either a Pre-existing Work or a Derivative Work of any Pre-existing Work, PVI shall disclose this fact in writing to VeriSign, together with a description of (1) the nature of such Pre-existing Work (2) its owner (3) any restrictions or royalty terms applicable to PVI's use of such Pre-existing Work or VeriSign's exploitation of the Deliverable as a Derivative Work thereof, and (4) the source of PVI's authority to employ the Pre-existing Work in the preparation of the Deliverable.

         9.4      Grant of License.
                  ----------------

                  9.4.1 PVI Grant. PVI hereby grants to VeriSign a: (a) perpetual, non-exclusive, royalty-free, irrevocable, worldwide right and license for VeriSign to use, execute, and display all or part of the PVI Busienss Connect System as incorporated into any Deliverable-, and (b) a non-exclusive right to reproduce and use Documentation provided by PVI which is related to the PVI Business Connect System for purposes of facilitating VeriSign's permitted uses of such system; (c) regional databases developed by PVI for use, in connection with the PVI Business Connect System, provided, however, that VeriSign will not allow the disclosure of the complete database to any third party, unless such third party has agreed in writing to maintain the confidentiality of the database. PVI further grants to VeriSign a perpetual, non-exclusive, irrevocable, and royalty-free worldwide right and license to use any PVI's Intellectual Property to the extent provided by PVI and required for VeriSign to exploit the Deliverables and exercise its full - rights in the Deliverables.

                  9.4.2 VeriSign Grant. VeriSign hereby grants to PVI a world-wide, royalty-free, non-exclusive license to use any Deliverable solely for purposes of product awareness, marketing and general promotion of the Business Connect/GVR service.

         9.5      Third  Party  Works.  To the  extent  PVI  uses  or  otherwise incorporates third party software or works ("Third Party Works") in the Deliverables, PVI shall cause VeriSign to have and obtain the perpetual, irrevocable, nonexclusive, worldwide, royalty-free right and license to (1) use, execute, reproduce, display, perform, distribute internally or externally, sell copies of, and prepare Derivative Works based upon the Third Party Work, and (2) authorize or sublicense others from time to time to do any or all of the foregoing. In the event that any portion of any Deliverable includes a Third Party Work for which PVI cannot grant to VeriSign the rights set forth in this section. PVI shall specify in an exhibit to this Agreement, executed in writing by both parties: (i) the nature of the such Third Party Work; (ii) its owner, (iii) any restrictions or royalty terms applicable to PVI's or VeriSign's use of such Third Party Work; (iv) the source of PVI's authority to employ the Third Party Work in preparation of such Deliverable; and (v) a copy of the documents granting or authorizing PVI's use of the Third Party Work for purposes of this Agreement.

         9.6      Inventions

                  9.6.1 Invention Defined. An "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, made either (i) solely or jointly by PVI and/or PVI's employees; or (ii) jointly by PVI and/or PVI's employees with one or more employees of VeriSign, to the extent any of the foregoing is (a) conceived or reduced to practice during the term of this Agreement and in the performance of any work under any Statement of Work; (b) is included in any Deliverable; and (c) is not wholly embodied in the PVI Business Connect System.


                  9.6.2 Vesting of Rights. PVI hereby assigns to VeriSign all Inventions, together with the right to seek protection by obtaining patent rights therefore and to claim all rights or priority thereunder, and the same shall become and remain the VeriSign's property whether or not such protection is sought. PVI shall promptly make a complete written disclosure to
                           VeriSign of each Invention not otherwise clearly disclosed to VeriSign in the pertinent Deliverables, specifically pointing out features or concepts that PVI believes to be new or different. PVI shall, upon VeriSign's request and at VeriSign's expense, cause patent applications to be filed thereon, through solicitors designated by VeriSign, and shall forthwith sign all such applications over to VeriSign, its successors, and assigns. PVI shall give VeriSign and its solicitors at VeriSign's expense all reasonable assistance in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all such assignments or other instruments or documents as
                           VeriSign may reasonably consider necessary or appropriate for such purposes.

                  9.6.3 Inventions Disclosure. VENDOR agrees to communicate and disclose promptly to VeriSign all Inventions conceived of or reduced to practice within the scope of this agreement as well as any Inventions related to this product conceived of or reduced to practice during the one year immediately following the termination of this Agreement. VENDOR agrees to safeguard the confidentiality and proprietary nature of any and all such Inventions in the same manner as that prescribed in Paragraph 23 herein.

         9.7 Avoidance of Infringement. In performing services under this Agreement, PVI, in its normal course of business, agrees to avoid designing or developing any item that infringes one or more patents or other intellectual property rights of any third party. If PVI becomes aware of any such possible infringement in the course of performing work under Statement of Work, PVI shall immediately notify VeriSign in writing.


         9.8 Subcontractors. PVI may use independent contractors or subcontractors to perform hereunder, provided, however, if PVI uses any such third parties: (a) PVI must first enter a written agreement with each third party requiring that third party to comply with the terms of this Agreement, including the confidentiality provisions set forth herein; (b) PVI must first obtain VeriSign's written consent, which consent may not be unreasonably withheld or delayed; and (c) PVI must remain responsible for all obligations, rights and liability hereunder.

10.      ORGANIZATIONAL CONFLICT OF INTEREST (OCI)

         VeriSign has recently reorganized into separate business units. One business unit, the Registry, operates under agreements with the Department of Commerce and the Internet Corporation for Assigned Names and Numbers (ICANN). Another business unit, the Registrar, is one of several customers of the Registry. It is imperative that the Registrar business unit does not gain access to sensitive Registry information that would give it an unfair advantage over other Registry customers.

         Vendor is hereby notified that the opportunity for an organizational conflict of interest (OCI) exists in the performance of work under this contract. Consequently, if the, work under this contract is for the Registry business unit, or may otherwise provide Vendor with access to Registry sensitive information, each individual vendor representative, subcontractor, and employee that has access to information or work product under this Contract or that has access to VeriSign facilities under this contract, shall be required to attend an OCI training session provided by VeriSign. Individuals will be asked to certify their understanding of the potential for conflict of interest and they must comply with VeriSign policies and procedures concerning such.

11.      CHANGES

         11.1 In recognition of the likelihood that the fundamental nature of the work to be accomplished under this Contract may involve changes from time to time in VeriSign project needs and requirements, the parties hereby agree that VeriSign may by written direction, at any time during the course of any project, make changes in any one or more of the following items:

                  11.1.1 The statement of work, descriptions, or specifications for the services, deliverables or other documents to be furnished under the Contract; or

                 11.1.2 The times or places of performance or delivery of the services, deliverables or other documents to be provided under the Contract.

                 11.1.3 If any such change(s) cause an increase or decrease in the price of the Contract or require the disposition of additional intellectual prop" rights, or the time required for the performance of any part of the work to be accomplished thereunder, whether or not such work is specifically identified in VeriSign's written change direction ("Change Order"), then the price, delivery schedules and other affected provision, if any, as applicable, shall be equitably adjusted and the Contract shall be modified in writing by both parties accordingly.

                 11.1.4 Upon receipt of VeriSign's written change direction, VENDOR shall submit its written proposal to VeriSign within 10 working days after receipt of VeriSign's change order for an equitable adjustment to the ceiling price, delivery schedules and any other affected items, as applicable. VENDOR's shall not proceed with the change order until directed by VeriSign to do so.



                  after receipt of VeriSign's change order for an equitable adjustment to the ceiling price, delivery schedules and any other affected items, as applicable. VENDOR's shall not proceed with the change order until directed by VeriSign to do so.

                  11.1.5 Any proposal for an equitable adjustment shall describe or otherwise identify the nature, facts and circumstances constituting the change; the particular elements of contract performance for which VENDOR is seeking an equitable adjustment due to the changed requirements; and VENDOR's proposed equitable adjustment to the Contract ceiling price, delivery schedules and other provisions affected by the change.

                  11.1.6 The term "equitable adjustment" as used in this clause, means a fair and reasonable adjustment under the facts and circumstances of the particular situation, in the Contract price, delivery schedules and/or any other Contract provisions that are altered by the change, as applicable, plus the cost of any work, deliverables or other project requirements that will be added or deleted in connection with the change. The term "equitable adjustment" in this context includes the costs of, and a reasonable profit for, the changed work/requirements, including the associated engineering, testing, project management and documentation.

                  11.1.7 VENDOR and VeriSign personnel assigned to the project shall use their best efforts to negotiate any proposed equitable adjustments under this clause in a fair and reasonable manner. In the event that they are unable to reach mutual agreement after good faith negotiations, a period of time not to exceed 15 calendar days, on the appropriate equitable adjustment for one or more such changes, then the matter shall be referred to the cognizant senior executive (or his/her designee) of each party for appropriate resolution.

12.      STOP WORK OMER

         VeriSign may at anytime, by written order to VENDOR with ten (10) days notice, require VENDOR to stop all, or any part, of the work called for by this Contract for a period of up to thirty (30) days. Upon receipt of such an order, VENDOR shall forthwith comply with its terms and take all reasonable steps to minimize the incidence of costs allocable to the work covered by the order during the period of work stoppage. Within the thirty (30) day period or any extension of that period to which the parties shall have agreed, VeriSign shall either (i) cancel the stop work order; or (ii) terminate the work covered by such order

         If a stop work order is canceled in writing, VENDOR shall resume work. If the period of the order or any extension thereto merely expires, VENDOR shall contact VeriSign and ask for directions before resuming work or treating the silence as a termination for convenience.

13.      ACCEPTANCE

         Any reports, deliverables, or other data submitted for VeriSign's approval shall be approved or disapproved, in writing within ten (10) business days after VeriSign's receipt.

14.      INDEMNIFICATION

         VENDOR and VeriSign agree to defend, indemnify and hold each other and their affiliates harmless from any and all liabilities, costs and expenses, including reasonable attorney's fees, directly arising from;
         (a) any material breach of the Contract by Indemnitor; (b) negligent acts or omissions of the Indemnitor's officers, employees, agents or contractors arising out of its performance of die Contract; and (c) any claims for infringement of copyrights, trademarks, patents or other proprietary rights arising out of or related to Indemnitee's obligations under the Contract. Notwithstanding the foregoing, VENDOR identifies that it enjoys a license to use several third party patents and that under the terms of that license, VENDOR may perform the work set forth under this Agreement. The patent licenses do not transfer to VeriSign independently of VENDOR and, in the event that this Agreement terminates, VENDOR shall not be obligated to indemnify VeriSign -with respect to infringement actions based on VeriSign's unlicensed use, of such patents.

15.      FORCEMAJEURE

         VENDOR shall not be liable for any default or delay in the performance of its obligations hereunder if and to the extent such default or delay is caused, directly or indirectly, by: fire, flood, earthquake, elements of nature or acts of God; or any other similar cause beyond the reasonable control of VENDOR (collectively referred to herein as "Force Majeure"). Except as provided elsewhere, if VENDOR is so delayed in its performance, it shall promptly notify VeriSign. VENDOR shall use its reasonable efforts to minimize the duration and consequences of any delay or failure of performance resulting from a Force Majeure event.

16.      TERMINATION

                  16.1 Convenience: Either party may terminate the Contract without Default or Cause at any time upon thirty days written notice to the other Party. However, the Party seeking the termination under this section shall be responsible for all obligations up through the date of the termination.

                  16.2 Default: Upon failure or neglect to comply with any of the terms of this Contract if same is not corrected by the breaching party within ten (10) calendar days of such party's receipt of written demand to correct from the non-breaching party, then the non-breaching party may terminate this Contract by giving seven (7) calendar days notice to the other party.

                  16.3 Insolvency: This Contract shall be automatically terminated by giving written notice effective as of the date thereof in the event either party ceases to do business in the manner contemplated in this Contract; or, in the event that either party is adjudicated bankruptor insolvent, or upon the institution of any proceedings by or against it seeking relief, reorganization or arrangement under any laws relating to bankruptcy or insolvency, or uponany assignment for the benefit of creditors: or upon the appointment of a receiver liquidator, or trustee of any of its property or assists, or upon the liquidation, dissolution, or winding up of its business.

                  16.4 Effect of Termination: Termination of this Contract shall not affect any proprietary data or confidentiality obligations incurred under this Contract. In the event of termination for convenience, VeriSign will reimburse VENDOR for services rendered under this Contract prior to the effective date of termination.

17.      AUTHORIZED REPRESENTATIVE/NOTICES

         The following individual is authorized to conduct negotiations and administer the Contract for VeriSign and all information or required notices shall be effective upon receipt by the following individual:

         Timothy G. Kegley
         Phone:  (703) 948-4475
         Fax: (703) 450-8029

The  following  individual is  VeriSign's  technical  point of contact under the
Contract:

Peter Nielsen
Phone: (703) 326-2809

The following individual is authorized to conduct negotiations and administer the Contract for VENDOR and VeriSign shall direct all notices and communications to the following individual:

Ron Miller
Phone: (214) 265-9580
Fax: (214) 265-9663

Ile  following  individual  is  VENDOR's  technical  point of contact  under the
Contract:

Ron Miller Phone: Fax:

18. GOVERNING LAW


This Contract shall be governed and construed in all respects in accordance with the laws of the Cornmonwealth of Virginia. Both parties consent to the non-exclusive jurisdiction and venue in the state courts located in Fairfax, Virginia and the federal courts sitting in the eastern district of the Commonwealth of Virginia.

19. ASSIGNMENT OF CONTRACT

This Contract may not be assigned, in whole or in pan, nor may any assignment of any money due or to become due be made by VENDOR without in each case, the prior written consent of VeriSign.

20.      ENTIRE CONTRACT

         This Contract, including Exhibits A and B, which are incorporated herein by reference, constitutes the entire Contract between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings of the parties.

2 1.     MODEFICATIONS

         Except as hereinafter provided, this Contract may not be changed or amended except by a writing executed by both parties.

22.      WAIVER

         No delay or failure by either party to exercise or enforce at any time any right or provision of the Contract shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of the Contract. A waiver to be valid shall be in writing, but need not be supported by consideration shall constitute a continuing or subsequent waiver.

23.      LEGAL EFFECT

         If any provision of this Contract shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to the minimum extent necessary to make it legal, valid and enforceable, and the legality, validity and enforceability of the remaining provisions are not affected thereby.

24.      CONFIDENTIAL

         Each  party   acknowledges   that  in  the  course  of  performing  its
         obligations it will receive information, which is confidential and proprietary to the other. Each party agrees to protect such information in accordance with the terms of the Non-Disclosure Agreement, which is appended hereto as Exhibit B and incorporated herein by reference.

In witness hereof, the parties hereto have accepted and executed this Contract as of the latest date noted below.

VENDOR                                      VERISIGN, INC.

-----------------------------------         -----------------------------------
Ron Miller, Vice President Marketing        Timothy G. Kegley, Contracts
                                            Administrator
Date:  __________________________           Date:_______________________________

EXHIBIT B

VERISIGN NDA